Exhibit 99.1

Saba Announces First Quarter Fiscal Year 2010 Results

First Quarter Non-GAAP EPS Increases to $0.07

Redwood Shores, Calif., September 24, 2009—Saba (NASDAQ: SABA), the premier provider of people management software and services, today reported financial results for its first fiscal quarter ended August 31, 2009.

First Quarter Results

Fiscal first quarter revenue was $25.8 million, up 2%, compared to $25.3 million in the same period of the prior year.

License and OnDemand revenues from sales of the company’s unified people management solutions during the quarter were $11.0 million, an increase of 39% from the first quarter of the prior fiscal year. Reflecting the favorable mix of increased product revenues and lower professional services revenue, gross margin improved to 65% in the first quarter of fiscal 2010. In the quarter, recurring revenues, license updates and product support revenue and OnDemand revenue, accounted for over 54% of the company’s total revenues.

GAAP net earnings for the first quarter increased to $1.0 million, or $0.03 per share on a fully diluted basis, from a net loss of $2.2 million, or $0.08 per share, for the same period of the prior year. On a non-GAAP basis, net income for the first quarter improved to $2.2 million, or $0.07 per share on a fully diluted basis, compared to breakeven for the same period of the prior year.

Non-GAAP results are computed by adjusting GAAP results to exclude the impact of certain items, including (i) non-cash amortization of intangibles, (ii) non-cash charges related to share-based compensation expenses, (iii) costs incurred related to potential strategic transactions that are no longer under consideration, and (iv) restructuring costs. A reconciliation of GAAP to non-GAAP results is included in the financial statements accompanying this press release.

During the quarter, Saba repurchased approximately 4.7% of its outstanding shares of common stock. After the repurchase of approximately 1,384,920 shares for $4.9 million, Saba ended the quarter with a cash balance of $21.6 million.

“Our strong first quarter results provide a good start to the fiscal year as we continue to invest in our growth strategies and extend our leadership position,” said Bobby Yazdani, Chairman and CEO of Saba. “Sales of our unified people management suite to both new and existing customers reflect Saba’s growing momentum.”

First Quarter Highlights

During the first quarter, Saba added new customers and expanded existing relationships with a number of organizations worldwide, including American Red Cross, Amplifon USA, Briggs and Stratton Corporation, Cisco Systems, Inc., Deloitte & Touche, Internal Revenue Service, Kraft Foods Inc, Sephora USA, Inc. and United States Department of the Army.

Saba Centra was positioned in the Visionaries Quadrant of the 2009 Gartner Magic Quadrant for Web Conferencing. Designed to meet the needs of the enterprise, Saba Centra is an industry-leading Web conferencing and collaboration solution that enables employees, customers, and partners to learn, interact, and exchange knowledge online. Saba Centra is used by some of the world’s leading organizations like Deloitte, IBM, and the U.S. Army to facilitate high-impact Web conferencing, collaboration, and learning across their organizations.

Saba announced a groundbreaking learning management system (LMS) exchange as a limited-time offer for qualified SumTotal customers. Available now, this offer is designed to provide an option for SumTotal customers to take advantage of Saba’s award-winning people management solutions at attractive prices.

During the quarter, Saba announced the availability of Saba Centra 7.6 SP2 and Saba Publisher 9.0. As organizations continue to look at ways to reduce training and meeting costs, Saba Centra 7.6 SP2 helps create an optimal online experience—regardless of time, location or platform—to drive increased adoption, connect people with expertise and improve organizational productivity. Saba Publisher provides content authors with new features that enable rapid content creation and extend the reach of media-rich content to mobile devices—including animated and interactive capabilities, expanded language support, and features to enable publishing to the iPhone and iPod Touch.

Subsequent to the end of the quarter, Saba announced that Andrew Salzman had joined the company as Chief Marketing Officer and that William Klein and William MacGowan were appointed to Saba’s Board of Directors.

Business Outlook

The following statements are based on current expectations as of the date of this release. These statements are forward-looking, and actual results may differ materially. Saba does not undertake to update these forward-looking statements in any way or for any reason.

For fiscal 2010, ending May 31, 2010, Saba is increasing prior guidance and now anticipates GAAP net earnings per share to range from $0.07 to $0.11 on a fully diluted basis and non-GAAP net earnings per share to range from $0.26 to $0.30 on a fully diluted basis.

The fiscal year 2010 non-GAAP outlook excludes non-cash amortization of intangibles and charges related to stock-based compensation expenses.

Conference Call

Saba will host a teleconference Thursday, September 24, commencing at 2:00 p.m. Pacific Time, to discuss the fourth quarter and fiscal year 2009 financial results. All interested parties may listen by dialing 800.230.1096 or +1.612.332.0107, access code 115023, or by tuning into the webcast at http://investor.saba.com.

A replay of the call is scheduled to be available by calling 800.475.6701 or +1.320.365.3844 and entering code 115023, after 5:30 p.m. Pacific Time on September 24, 2009 through 11:59 p.m. Pacific Time on October 22, 2009.

Safe Harbor

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation: statements regarding Saba’s business outlook, including anticipated GAAP and non-GAAP net earnings per share and statements regarding Saba’s continuing investments in growth and growing momentum. Saba’s actual results could differ materially from those expressed in any forward-looking statements. Risks and uncertainties Saba faces that could cause results to differ materially include risks associated with: dependence on growth of the markets for Saba’s products, dependence on acceptance of Saba’s products by customers and channel partners, the success of Saba’s alliances and partnerships, ability of Saba to release new products on schedule, fluctuation in customer spending, any changes in the length of Saba’s sales cycle, new product offerings or pricing changes introduced by our competitors, technological changes that could make our products less attractive to customers or require a new product development investments, dependence on new product introductions and enhancements in order to meet the changing needs of our customers and markets, and potential software defects. Readers should also refer to the section entitled “Risk Factors” in Form 10-K for the fiscal year ended May 31, 2009 and similar disclosures in subsequent reports filed with the SEC. The forward-looking statements and risks stated in this press release are based on information available to Saba today. Saba assumes no obligation to update them.

Non-GAAP Financial Information

Saba has provided its non-GAAP revenue, net income and net income per share data in this press release as additional information for investors. These measures are not in accordance with, or an alternative to, generally accepted accounting principles (“GAAP”), is intended to supplement GAAP financial information, and may be different from non-GAAP measures used by other companies. Saba believes that the presentation of non-GAAP financial measures provides useful information to investors regarding its results of operations. Saba believes it also provides an alternative method of assessing Saba’s operating results that Saba believes is focused on its core on-going operations and may allow investors to perform additional meaningful period-to-period comparisons of its operating results. In addition, Saba’s management team uses these measures for reviewing its financial results, and for budget and planning purposes.

About Saba

Founded in 1997, Saba (NASDAQ: SABA) is the premier global provider of strategic human capital management (HCM) software and services. Saba’s people management solutions are used by more than 1,300 organizations and over 17 million end users worldwide. Saba’s solutions increase organizational performance by aligning workforce goals with organizational strategy; developing, managing and rewarding their people; and improving collaboration.

Saba product offerings address all aspects of strategic HCM and are available both on-premise and OnDemand (www.saba.com/products). To ensure long-term customer success, our global services capabilities and partnerships provide strategic consulting, comprehensive implementation services, and ongoing worldwide support.

Saba end customers include Alcatel-Lucent; Bank of Tokyo-Mitsubishi Ufj Ltd; BMW Of North America LLC; Caterpillar Inc.; Cemex Central; Cisco Systems; Daimlerchrysler; Dell Inc.; Deloitte & Touche Tohmatsu; Electronic Data Systems, an HP company; EMC Corporation; Federal Express Corp.; Insurance Australia Group Ltd.; Kaiser Permanente; Lockheed Martin Corporation; Medtronic; National Australia Bank; Novartis Corporation; Petrobras Energia SA; Procter & Gamble Inc.; Renault S.A; Royal Bank of Scotland; Scotiabank; Singapore Ministry of Finance; Sprint; Standard Chartered Bank; Stanford University; Swedbank; Tata Consultancy Services Limited; Wyndham Worldwide Corp. Weyerhaeuser Co Limited; Underwriters Laboratories; the United States Department of the Army; U.S. Department of Health & Human Services; U.S. Department of Treasury/Internal Revenue Service; and U.S. Department of Navy (CNET).

Headquartered in Redwood Shores, California, Saba has offices on five continents. For more information, please visit www.saba.com or call +1-877-SABA-101 or +1-650-779-2791.

SABA, the Saba logo, Centra and the marks relating to Saba products and services referenced herein are either trademarks or registered trademarks of Saba Software, Inc. or its affiliates. All other trademarks are the property of their respective owners.

Saba Software, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	August 31, 2009	May 31, 2009
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$21,588	$25,978
Restricted cash	100	100
Accounts receivable, net	18,634	20,010
Prepaid expenses and other current assets	2,494	2,245

Total current assets	42,816	48,333

Property and equipment, net	4,319	4,754
Goodwill	36,095	36,095
Purchased intangible assets, net	7,814	8,743
Restricted cash	260	260
Other assets	1,480	1,538

Total assets	$92,784	$99,723

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,727	$2,620
Accrued compensation and related expenses	6,036	5,867
Accrued expenses	3,126	3,137
Deferred revenue	28,136	32,611
Current portion of debt and lease obligations	530	630

Total current liabilities	41,555	44,865

Deferred revenue	2,716	2,728
Other long-term liabilities	1,376	1,354
Accrued rent	2,110	2,211

Total liabilities	47,757	51,158

Stockholders’ equity:
Common stock	28	30
Additional paid-in capital	253,592	258,128
Treasury stock	(232)	(232)
Accumulated deficit	(208,210)	(209,230)
Accumulated other comprehensive loss	(151)	(131)

Total stockholders’ equity	45,027	48,565

Total liabilities and stockholders’ equity	$92,784	$99,723

Saba Software, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended
	August 31, 2009	August 31, 2008
Revenues:
License	$5,712	$2,958
License updates and product support	8,756	8,641
OnDemand	5,245	4,918
Professional services	6,098	8,783

Total revenues	25,811	25,300

Cost of revenues:
Cost of license	210	213
Cost of license updates and product support	2,037	2,208
Cost of OnDemand	2,008	2,426
Cost of professional services	4,552	5,916
Amortization of acquired developed technology	295	295

Total cost of revenues	9,102	11,058

Gross profit	16,709	14,242

Operating expenses:
Research and development	4,222	4,286
Sales and marketing	6,788	7,107
General and administrative	3,843	4,365
Restructurings	(37)	(24)
Amortization of purchased intangible assets	634	634

Total operating expenses	15,450	16,368

Income (loss) from operations	1,259	(2,126)
Interest income (expense) and other, net	(25)	71

Income (loss) before provision for income taxes	1,234	(2,055)
Provision for income taxes	214	159

Net income (loss)	$1,020	$(2,214)

Basic and diluted net income (loss) per share	$0.03	$(0.08)

Shares used in computing net income (loss) per share:
Basic	29,220	29,151

Diluted	29,833	29,151

Reconciliation of Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

The following table reflects Saba’s non-GAAP results reconciled to GAAP results as included in this release.

	Three months ended
	August 31, 2009	August 31, 2008
GAAP net income (loss)	$1,020	$(2,214)

Plus:
Share-based compensation expense	264	590
Amortization of acquired developed technology and purchased intangible assets	929	929
Non-operating costs	—	672
Restructurings	(37)	—

Non-GAAP net income (loss)	$2,176	$(23)

Net income (loss) per share:

GAAP net income (loss) per share	$0.03	$(0.08)

Plus:
Share-based compensation expense	0.01	0.02
Amortization of acquired developed technology and purchased intangible assets	0.03	0.03
Non-operating costs	0.00	0.02
Restructurings	0.00	0.00

Non-GAAP net income per share	$0.07	$0.00

Shares used in computing net income (loss) per share:
Basic	29,220	29,151

Diluted	29,833	29,151

Non-GAAP Financial Information:

To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, Saba uses non-GAAP financial measures. These measures are the result of adjustments made to exclude certain charges and expenses for which the company believes that the disclosure of such non-GAAP financial measures is appropriate to enhance an overall understanding of its historical financial performance. The company believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with its historical financial results. In addition, the presentation allows investors to see how management views the operating performance of the company. This non-GAAP information is subject to material limitations and is not intended to be used in isolation or as a substitute for results prepared in accordance with U.S. generally accepted accounting principles.

The adjustments and the basis for their exclusion are as follows:

Share-based Compensation Expense

The company’s non-GAAP financial measures exclude share-based compensation expenses, which consist of expenses for grants of stock options, awards of restricted stock units and purchases of common stock under its Employee Stock Purchase Plan, which Saba began recording under SFAS 123(R) in the first quarter of fiscal 2007. The Company excludes share-based compensation expenses from our non-GAAP financial measures because the company believes that the information is not a meaningful indicator of the company’s operating performance. Weighted average dilutive shares is computed using the method required by SFAS 123(R) for both GAAP and non-GAAP diluted net income per share.

Amortization of Acquired Developed Technology and Purchased Intangible Assets

As a result of various acquisitions of companies and technologies, the company has incurred charges for amortization of acquired developed technology and purchased intangible assets and amortization of acquired backlog that resulted in a reduction of revenue. Management excludes these items from our non-GAAP financial measures when evaluating its operating performance because it believes that it provides for better comparability between periods and provides results that are more reflective of the operating performance of the business. Additionally, management believes that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories.

Non-Operating Costs

During the fourth quarter of fiscal year 2008 and the first quarter of fiscal year 2009, the company incurred non-operating costs primarily related to legal and accounting fees associated with the evaluation of strategic transactions. These costs relate to events which, in the company’s view, are not incurred in the ordinary course of operations. These costs include the legal and accounting fees as well as other costs incurred in connection with the evaluation of strategic transactions. The company’s management excludes these costs when evaluating its ongoing performance and/or predicting its earning trends, and therefore excludes these costs when presenting non-GAAP financial measures. During the fourth quarter of fiscal year 2009, the company decided to indefinitely delay the implementation of Oracle R12 release and wrote off all capitalized costs.

Restructurings

During the third quarter of fiscal year 2009, the company implemented a restructuring program to reduce headcount by approximately 5%. During the first quarter of fiscal year 2010, the company adjusted its estimates related to severance costs. The adjustment is classified as restructuring expense in the statement of operations. Management excludes these items from our non-GAAP financial measures when evaluating its operating performance because it believes that it provides for better comparability between periods and provides results that are more reflective of the operating performance of the business.

Contact:

Bill Slater, Chief Financial Officer, +1-650-581-2500